Exhibit 99.1

                 PPT VISION, Inc. Reports Solid Revenue Growth,
           Significantly Improved Operating Results in First Quarter

      -- 2D Revenues Grow 37% Over First Quarter 2003

     -- Operating Results Improve 70% Compared to Last Year

    MINNEAPOLIS, Feb. 17 /PRNewswire-FirstCall/ -- PPT VISION, Inc.
(Nasdaq: PPTV) today announced financial results for the first quarter ending January 31, 2004. Revenues for the first quarter were $2,431,000, which represents an increase of 14% compared to revenues of $2,124,000 for the same period in fiscal 2003. The Company's net loss was reduced by 70% to $346,000 or 3 cents per share compared to a net loss of $1,187,000 or 12 cents per share for the same period in fiscal 2003.

    "We are very pleased to see our first quarter revenue increase by 14% over the prior year's first quarter. This increase is reflective of gradual improvement of capital spending in the manufacturing sector and positive customer acceptance of our new IMPACT(TM) 2D machine vision product line. Importantly, our 2D product line revenue increased by 37% over the prior year while 3D revenue contracted. The contraction of 3D revenue was caused by our strategic shift in this past year to selling our SpeedScan 3D(TM) product through OEMs and system integrators as opposed to developing and supporting completely automated turnkey systems. This change in our 3D business model has substantially reduced our operating costs and improved the prospects for profitability of our 3D business. In addition, this change in our 3D business model, together with certain cost reductions in the past year in our 2D business, has resulted in a 30% reduction in our first quarter operating expenses, to $1,663,000, in comparison to the prior year. Also, our non-cash expenses in the quarter were approximately $225,000.

    With our new IMPACT 2D and SpeedScan 3D products, and a business model focused on partnering, we have much greater operating leverage in our business model than has ever been the case in the past. We expect that as sales results improve due to an improving economic climate and the improved competitiveness of our new products, our operating expenses will only be rising very modestly," stated Mr. Joseph C. Christenson, President of PPT VISION.


    About PPT VISION

    PPT VISION, Inc. develops and markets 2D and 3D machine vision-based automated inspection systems for manufacturing applications. Machine vision-based systems enable manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes. The Company's 2D and 3D machine vision product lines are sold on a global basis to original equipment manufacturers (OEMs), system integrators, machine builders, and end-users, primarily in the electronic and semiconductor component, automotive, medical device, and packaged goods industries. The Company's SpeedScan 3D(TM) sensor product incorporates PPT VISION's patented high-speed Scanning Moire Interferometry(TM) technology.
The Company's Common Stock trades on the Nasdaq Small Cap Market tier of The Nasdaq Stock Market under the symbol PPTV. For more information, please see the PPT VISION, Inc. web site at www.pptvision.com .


    Conference Call

    The Company has scheduled a conference call for 10:00 a.m. CST on Tuesday, February 17, 2004. In the conference call, the Company will discuss the results for the recent quarter and expectations with respect to future performance. The dial-in number to participate in the call is: 877-407-8031. It will also be broadcast live over the Internet by World Investor Link's Vcall. To listen live, go to www.vcall.com.

    A digitized replay of the first quarter conference call will be available beginning the afternoon of February 17th and until 11:59 p.m. (Eastern) on February 24th. To access the replay please use the following numbers:
U.S. = 877-660-6853 or International = 201-612-7415. The replay passcodes are: Account #1628 and Conference ID #94401. The full conference call will also be available for replay at www.vcall.com.


    Forward Looking Statements

    The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, beliefs, intentions and strategies regarding the future. Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand. All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

    The Company's actual results are subject to risks and uncertainties and could differ materially from those discussed in the forward-looking statements. These statements are based upon the Company's expectations regarding a number of factors, including the Company's ability to obtain additional working capital if necessary to support its operations, the success of the Company's new IMPACT machine vision micro-system, changes in worldwide general economic conditions, cyclicality of capital spending by customers, the Company's ability to keep pace with technological developments and evolving industry standards, worldwide competition, and the Company's ability to protect its existing intellectual property from challenges from fourth parties. A detailed description of the factors that could cause future results to materially differ from the Company's recent results or those projected in the forward-looking statements are contained in the section entitled "Description of Business" under the caption "Important Factors Regarding Forward-Looking Statements" contained in its filing with the Securities and Exchange Commission on Form 10-KSB for the year ended October 31, 2003 and other reports filed with the Securities and Exchange Commission.



                               PPT VISION, Inc.
                Condensed Statements of Operations (Unaudited)
               (In thousands, except share and per share data)

                                                       Three Months Ended
                                                            January 31,
                                                       2004           2003
    Revenues:
      Product revenue                                 $2,022         $1,807
      Service revenue                                    409            317
    Total Revenue                                      2,431          2,124

    Cost of Sales                                      1,120            948

    Gross profit                                       1,311          1,176

    Operating expenses:
      Sales and marketing                                634            862
      General and administrative                         362            423
      Research and development                           667          1,084
    Total Operating expenses                           1,663          2,369

    Loss from operations                                (352)        (1,193)
      Interest and other income                            6              6
    Net loss                                           $(346)       $(1,187)

    Basic and diluted loss per share                  $(0.03)        $(0.12)

    Shares used to compute basic and diluted
     loss per share                               11,802,796     10,067,950


    PPT VISION, Inc.
    Condensed Balance Sheets
    (In thousands)
                                                    January 31,  October 31,
                                                       2004           2003
                                                   (Unaudited)
                      ASSETS
    Current assets
      Cash and cash equivalents                       $1,806         $2,086
      Accounts receivable, net                         2,307          2,118
      Inventories                                      1,091          1,021
      Other current assets                               265            319
        Total current assets                           5,469          5,544
    Fixed assets, net                                    601            708
    Intangible assets, net                             2,106          2,194
        Total assets                                  $8,176         $8,446

        LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities
      Accounts payable and accrued expenses           $1,262         $1,201
      Deferred revenue                                   581            565
        Total current liabilities                      1,843          1,766
        Total shareholders' equity                     6,333          6,680
        Total liabilities and shareholders' equity    $8,176         $8,446



SOURCE  PPT VISION, Inc.
    -0-                             02/17/2004
    /CONTACT: Timothy C. Clayton, Chief Financial Officer, of PPT VISION, +1-952-996-9500, ir@pptvision.com /
    /Web site:  http://www.pptvision.com /
    (PPTV)

CO:  PPT VISION, Inc.
ST:  Minnesota
IN:  CPR
SU:  ERN CCA